UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2012
Date of Report (Date of earliest event reported)

THERABIOGEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53008	98-0559606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 296, Manalapan, New Jersey	07726

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations Item 1.02 Termination of a Material Definitive Agreement

Effective October 8, 2012, DBI, LLC terminated a consulting agreement with us dated May 23, 2012, pursuant to which DBI’s principal, Dean Blechman, had provided consulting marketing services to us.

Section 2 – Financial Information

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed, we are a party to a financing agreement with our principal lender, which holds a first priority security interest in our assets.  Due to our financial circumstances, we have been unable to pay our lender amounts due under a $250,000 line of credit used for the financing of inventory purchases, plus certain related fees, as well as accrued interest on the line of credit, and the lender has declared us in default of these obligations. We also have been unable to secure alternate financing to retire the amounts due.  We are now advised that the lender has initiated steps to foreclose on its security interest in our assets and that a foreclosure sale will be held on November 8, 2012.  Unless this foreclosure and sale in postponed or alternative arrangements can be made, we will be without any operating assets as a result, and will no longer be able to engage in any business activity or pay our debts.  While the Board of Directors has discussed the possibility of filing a Chapter 11 bankruptcy proceeding, or lack of any cash or other resources needed to retain a bankruptcy attorney to commence and maintain such an action has precluded this option.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain

                    Officers; Compensatory Arrangements of Certain Officers

Effective October 25, 2012, one of our Directors, Thomas E. Kelly resigned from his position as Director for personal reasons.  Mr. Kelly has not provided us with any written statement concerning his resignation that contains any disagreement or difference with the company on any matter of policy or operations and has not expressed any such concerns to us.  By copy of this filing sent to Mr. Kelly, we are advising him of the disclosures being made in this Current Report and are providing him with an opportunity to furnish us with a letter starting whether he agrees or disagrees with the disclosures and if he disagrees, stating the reasons for such disagreement.  In the event that Mr. Kelly provides us with such a letter, we will file a copy of the letter as an exhibit to an amendment to this Current Report.

Section 8 – Other Events

Item 8.01 – Other Events

We currently lack sufficient resources to engage attorneys or accountants in order to prepare and file the periodic reports required under the Securities Exchange Act of 1934, as amended.  Our quarterly report for the period ended August 31, 2012 was not filed, and at this time, we have no expectation of filing that report, or any subsequent quarterly or annual report, in the immediately foreseeable future.  As a result of the failure to file the quarterly report for the period ended August 31, 2012, our trading symbol on the OTC BB has been change to TRABE, to signify the delinquency, and unless we file the report in the near future, our listing on the OTC BB will be terminated.  In that event, our shares will only be traded on the OTCPink trading market, which will make it more difficult to trade our shares.  We do not expect to file the quarterly report in time to prevent this result.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERABIOGEN, INC.
Date: November 5, 2012
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer